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                   MORGAN STANLEY QUALITY MUNICIPAL SECURITIES
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         MAY 1, 2009 - OCTOBER 31, 2009

                                                                   AMOUNT OF     % OF     % OF
                                     OFFERING                       SHARES      OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF PRICE OF    TOTAL AMOUNT      PURCHASED   PURCHASED  TOTAL
   PURCHASED     TRADE DATE OFFERING  SHARES     OF OFFERING        BY FUND     BY FUND  ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- -------- ----------------- -------------- --------- ------ ------------------- ----------------
Puerto Rico    06/11/09     --    $100.000      $354,925,000        875,000   0.25%    0.36%         Citi,       Goldman Sachs
    Sales Tax                                                                                         Goldman,
    Financing                                                                                       Sachs & Co.,
    5.00% due                                                                                       J.P. Morgan,
    8/1/2039                                                                                          Popular
                                                                                                    Securities,
                                                                                                     Santander
                                                                                                    Securities,
                                                                                                      Merrill
                                                                                                    Lynch & Co.,
                                                                                                      Barclays
                                                                                                      Capital,
                                                                                                       Morgan
                                                                                                    Stanley, UBS
                                                                                                     Financial
                                                                                                      Services
                                                                                                    Incorporated
                                                                                                     of Puerto
                                                                                                        Rico

  State of Iowa   07/14/09     --    $105.323      $380,120,000      2,370,000   0.62%    0.96%       Barclays      Barclays
     - ljobs                                                                                      Capital, Merrill  Capital
     Program                                                                                        Lynch & Co.,
    Specialist                                                                                    Williams Blair &
    Obligation                                                                                     Company, Citi,
  Bonds Series                                                                                    Goldman, Sachs &
       2009                                                                                      Co., J.P. Morgan,
                                                                                                Morgan Stanley, RBC
                                                                                                  Capital Markets
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